Exhibit 99.1

COMMUNITY HEALTH SYSTEMS COMMENTS ON THE STATEMENT BY

HEALTH MANAGEMENT ASSOCIATES REGARDING THE

PENDING BUSINESS COMBINATION BETWEEN THE TWO COMPANIES

FRANKLIN, Tenn. (November 13, 2013) — Community Health Systems, Inc. (NYSE: CYH) (CHS) today commented on the statement by Health Management Associates (NYSE: HMA) (HMA) regarding CHS’s pending acquisition of HMA. In that statement, HMA announced that its Board of Directors has completed its review of the merger agreement between the two parties and unanimously recommends that HMA stockholders vote “FOR” the adoption of the agreement. CHS expressed its appreciation to HMA’s Board of Directors for its comprehensive evaluation and full support of the transaction.

Commenting on HMA’s announcement, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. said, “We are pleased that HMA’s Board of Directors unanimously supports the merger agreement and appreciate their thoughtful review of this important opportunity. While our industry faces a challenging operating environment overall, we continue to believe in the long-term strategic and financial benefits to be gained from the combination of our organizations. We look forward to the HMA stockholder vote on the merger agreement and to working closely with HMA to finalize this transaction. As we broaden our network of hospitals, continue to deliver quality care in communities across the nation, and realize the meaningful synergies available as a result of this merger, we will be well positioned for success.”

Under the terms of the transaction, HMA will be acquired by CHS for approximately $7.6 billion, including the assumption of outstanding indebtedness. CHS will acquire each issued and outstanding share of the common stock of HMA for $10.50 in cash, 0.06942 of a share of CHS common stock and a Contingent Value Right, which could yield additional cash consideration of up to $1.00 per share, depending on the outcome of certain matters described in the Registration Statement on Form S-4. The transaction is expected to be completed in the first quarter of 2014 and is subject to approval of HMA stockholders holding 70 percent of HMA’s outstanding shares, antitrust clearance, receipt of other regulatory approvals, and the absence of certain adverse developments.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in nonurban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Important Information and Where to Find It

In connection with the proposed transaction, CHS has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of HMA and a preliminary prospectus of CHS. CHS and HMA plan to file a definitive proxy statement/prospectus and other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION

ABOUT CHS, HMA AND THE MERGER. When completed and available, the definitive proxy statement/prospectus and a form of proxy will be mailed to stockholders of HMA. These materials and other documents filed with the SEC will be available at no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain copies of the definitive proxy statement/prospectus (when they become available) and other documents filed with the SEC from CHS’s website at www.chs.net or and HMA’s website at www.hma.com or by directing such request to CHS at 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or to HMA at 5811 Pelican Bay Boulevard, Naples, Florida 34108, Attention: Investor Relations.

CHS, HMA and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding CHS’s directors and executive officers is available in CHS’s proxy statement filed with the SEC on April 5, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding HMA’s directors and executive officers is available in HMA’s preliminary proxy statement contained in the registration statement on Form S-4 filed by CHS with the SEC on September 24, 2013.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives and expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals and the approval of HMA stockholders; the risk that the benefits of the transaction, including cost savings and other synergies, may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The forward-looking statements speak only as of the date of this communication. Neither CHS nor HMA undertakes any obligation to update these statements.

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Contacts:

Community Health Systems, Inc.

Investor Relations:

W. Larry Cash, 615-465-7000

Executive Vice President & Chief Financial Officer

Or

Media Relations:

Tomi Galin, 615-628-6607

Vice President, Corporate Communications